SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 14, 2001
(Date of earliest event reported)

WPS Resources Corporation
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-11337                   39-1775292
(Commission File Number) (IRS Employer Identification No.)

700 North Adams Street, P.O. Box 19001, Green Bay, WI 54307-9001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (920)433-4901

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 3 Pages

ITEM 5. OTHER EVENTS

On November 20, 2001, WPS Power Development, Inc., a wholly owned subsidiary of WPS Resources, agreed to sell a portion of its interest in its synthetic fuel facility located in Kentucky. The facility produces synthetic fuel qualifying for tax credits under Section 29 of the Internal Revenue Code. For further information see the Press Release filed herewith as Exhibit 99-1 which is incorporated herein by reference.

On November 14, 2001, WPS Resources confirmed its expectations regarding earnings projections for 2001 and its expectations for earnings for 2002. For further information see the Press Release filed herewith as Exhibit 99-2 which is incorporated herein by reference.

On November 14, 2001, Wisconsin Public Service Corporation, a wholly owned subsidiary of WPS Resources, announced an agreement to transfer nearly 9,200 acres of forest and waterfront land along the Peshtigo River in northeast Wisconsin to the Wisconsin Department of Natural Resources. The property will be transferred through a series of sales to the Wisconsin Department of Natural Resources and donations to the State of Wisconsin. For further information see the Press Release filed herewith as Exhibit 99-3 which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99-1	WPS Resources Press Release dated November 27, 2001 announcing the sale by WPS Power Development, Inc of a portion of its interest in its synthetic fuel project.
99-2	WPS Resources Press Release dated November 14, 2001 announcing earnings projections for 2001 and 2002.
99-3	Wisconsin Public Service Corporation Press Release dated November 14, 2001 announcing it has reached an agreement with the State of Wisconsin for the transfer of approximately 9,200 acres of land.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION

By: /s/ Ralph G. Baeten Ralph G. Baeten Senior Vice President - Finance and Treasurer

Date: November 27, 2001